EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of Infinite Group, Inc. on Amendment 2 to Form S-3 of our report, dated March 15, 2002 on our audit of the consolidated financial statements of Infinite Group, Inc. for the years ended December 31, 2001 and 2000 appearing in the Annual Report on Form 10-KSB of Infinite Group, Inc. for the year ended December 31, 2001. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.


                                          /s/ Freed Maxick & Battaglia CPAs, PC
                                          --------------------------------------
                                          FREED MAXICK & BATTAGLIA CPAs, PC


Buffalo, NY
August 6, 2002